Exhibit 99.1

FOR IMMEDIATE RELEASE
 .
NICOLET BANKSHARES, INC. ANNOUNCES 2023 RESULTS

•Net income of $31 million or adjusted net income (non-GAAP) of $28 million for fourth quarter 2023, compared to net income of $17 million or adjusted net income (non-GAAP) of $23 million in prior quarter, and net income of $28 million or adjusted net income (non-GAAP) of $28 million for fourth quarter 2022
•Net income of $62 million and adjusted net income (non-GAAP) of $101 million for 2023, compared to $94 million and adjusted net income (non-GAAP) of $99 million for 2022, significantly impacted by first quarter balance sheet repositioning
•Quarterly net interest margin of 3.30%, an increase of 14 bps over third quarter
•Solid quarter-over-quarter loan growth of $115 million (2%)
•Tangible common equity ratio increased to 7.98% at year-end 2023

Green Bay, Wisconsin, January 16, 2024 - Nicolet Bankshares, Inc. (NYSE: NIC) (“Nicolet”) announced fourth quarter 2023 net income of $31 million and earnings per diluted common share of $2.02, compared to net income of $17 million and earnings per diluted common share of $1.14 for third quarter 2023, and net income of $28 million and earnings per diluted common share of $1.83 for fourth quarter 2022. Net income for the year ended December 31, 2023 was $62 million and earnings per diluted common share of $4.08, compared to net income of $94 million and earnings per diluted common share of $6.56 for the year ended December 31, 2022.

Net income reflected certain non-core items and the related tax effect of each, including the first quarter U.S. Treasury securities sale loss, the change in Wisconsin state tax law that impacted the third quarter, expected loss (provision expense) on a bank subordinated debt investment, a fourth quarter early contract termination charge, merger-related expenses, Day 2 credit provision expense required under the CECL model, as well as gains / (losses) on other assets and investments. These non-core items positively impacted earnings per diluted common share $0.17 for fourth quarter 2023, compared to a negative impact of $0.40 for third quarter 2023, and $0.01 for fourth quarter 2022. For the year ended December 31, 2023, these non-core items negatively impacted earnings per diluted common share $2.64, and negatively impacted earnings per diluted common share $0.34 for full year 2022.

“I’m pleased to say Nicolet produced the highest quarterly core net income in our 23-year history” said Mike Daniels, Chairman, President and CEO of Nicolet. “The actions we took this year to position Nicolet for long-term success came to fruition as the year ended. We saw strong loan growth, solid growth in fee income, resilience in our credit quality, and a continued increase in net interest margin.”

Daniels continued, “2023 was not the year we thought it would be, but we certainly made the most of the year it became. Our employees continue to shine during macroeconomic uncertainty, which shows in the fact that we grew organically in all three main revenue areas (commercial, retail, and wealth). Our value proposition and entrepreneurial spirit continue to resonate in the communities we serve. The proactive balance sheet repositioning at the beginning of the year produced the results we thought it would, as we have a clean balance sheet and a rising net interest margin. The results we saw at the end of this year give us confidence that we are well positioned to maintain our momentum into 2024. Lastly, I’d be remiss to not thank my co-founder, Bob Atwell, for his contributions to Nicolet over the past 23 years. While his transition from Chairman is complete, we look forward to his ongoing commitment and energy as a Board member to this organization.”

Nicolet’s 2023 results were impacted by the Wisconsin State Budget signed in July 2023 and retroactive to January 1, 2023, which included language that provides financial institutions with an exemption from state taxable income for interest, fees, and penalties earned on loans to existing Wisconsin-based business or agriculture purpose loans that are $5 million or less in balance on January 1, 2023, and to new loans that meet the criteria. The impact of this tax law change to Nicolet moving forward will be a reduction / elimination of State income taxes being expensed, resulting in an estimated effective tax rate of 19.5% (compared to a 25% effective tax rate previously). However, the elimination of State income tax expense also required a valuation allowance to be established for the State-related deferred tax asset as of the effective date of the legislation, and a one-time $9.1 million charge to state income tax expense was recognized in third quarter to establish this valuation allowance.

Nicolet’s financial performance and certain balance sheet line items also were impacted by the timing and size of Nicolet’s August 2022 acquisition of Charter Bankshares, Inc. (“Charter”). Certain income statement results, average balances, and related ratios for 2022 include contributions from Charter from the acquisition date. At acquisition, Charter added assets of $1.1 billion, loans of $827 million, and deposits of $869 million.

Balance Sheet Review
At December 31, 2023, period end assets were $8.5 billion, an increase of $53 million (1%) from September 30, 2023, mostly growth in loans, partly offset by lower cash balances. Total loans increased $115 million (2%) from September 30, 2023, with growth in agricultural, commercial and industrial, and residential real estate loans. Total deposits of $7.2 billion at December 31, 2023, increased slightly ($15 million) from September 30, 2023. Total borrowings declined $31 million due to the early redemption of one subordinated note issuance. Total capital was $1.0 billion at December 31, 2023, an increase of $65 million over September 30, 2023, with earnings and favorable market valuations on available for sale securities, partly offset by the quarterly common stock dividend.

Asset Quality
Nonperforming assets were $28 million and represented 0.33% of total assets at December 31, 2023, compared to $32 million or 0.37% at September 30, 2023, and $40 million or 0.46% at December 31, 2022. The allowance for credit losses-loans was $64 million and represented 1.00% of total loans at December 31, 2023, compared to $63 million (or 1.01% of total loans) at September 30, 2023, and $62 million (or 1.00% of total loans) at December 31, 2022. Asset quality trends remain solid and loan net charge-offs were negligible.

Income Statement Review - Year
Net income was $62 million and adjusted net income (non-GAAP) was $101 million for the year ended December 31, 2023, compared to net income of $94 million and adjusted net income (non-GAAP) was $99 million for the year ended December 31, 2022.

Net interest income was $242 million for the year ended December 31, 2023, up $2 million from the year ended December 31, 2022, the net of $109 million higher interest income and $107 million higher interest expense. The higher interest income was largely attributable to the repricing of new and renewed loans in a rising interest rate environment, as well as the reinvestment of security sales and maturities (mostly U.S. Treasury securities) into investable cash balances at higher rates. The increase in interest expense was due to both higher average balances and higher average rates, reflecting the rising interest rate environment as well as a shift to higher rate deposit products. The net interest margin for 2023 was 3.18%, down 22 bps from 3.40% for 2022. The yield on interest-earning assets increased 114 bps (to 5.02%) due to the rising interest rate environment, as well as the sales and maturities of securities reinvested as investable cash, while the cost of funds increased 194 bps (to 2.65%) for 2023, attributable mainly to the repricing of deposits and funding in the higher interest rate environment.

Noninterest income of $36 million for full year 2023 was down $22 million from full year 2022, significantly impacted by the first quarter balance sheet repositioning. Excluding net asset gains (losses), noninterest income for 2023 was $69 million, a $14 million increase over 2022. The year-over-year increase included higher wealth revenue (from growth in accounts and assets under management) and card interchange income, a favorable change in the fair value of nonqualified deferred compensation plan assets, and higher net LSR income, partly offset by lower net mortgage income.

Noninterest expense of $186 million for full year 2023 reflected an increase of $25 million over 2022. Personnel expense increased $10 million due to higher salaries and fringe benefits (mostly health insurance). Non-personnel expenses increased $15 million year-over-year mostly data processing (including a $3 million early contract termination charge and higher volume-based system processing) and office expense.

Income tax expense was $25 million (effective tax rate 28.99%) for the year ended December 31, 2023, compared to $31 million (effective tax rate 25.03%) for the year ended December 31, 2022. The change in income tax expense included a $9.1 million charge to income tax expense to establish a tax valuation allowance for the Wisconsin tax law change noted above.

Income Statement Review - Quarter
Net income was $31 million and adjusted net income (non-GAAP) was $28 million for fourth quarter 2023, compared to net income of $17 million and adjusted net income (non-GAAP) of $23 million for third quarter 2023.

Net interest income was $64 million for fourth quarter 2023, up $3 million from third quarter 2023. Interest income increased $4 million mostly due to the repricing of new and renewed loans in a rising interest rate environment, while interest expense increased $1 million due to both higher average funding balances and higher average rates. The net interest margin for fourth quarter 2023 was 3.30%, up 14 bps from 3.16% for third quarter 2023. The yield on interest-earning assets increased 17 bps (to 5.32%) due to the sale of U.S. Treasury securities reinvested as investable cash, as well as the rising interest rate environment, while the cost of funds increased 7 bps (to 2.90%) for fourth quarter 2023, attributable mainly to the repricing of deposits and funding in the higher interest rate environment.

Noninterest income of $24 million for fourth quarter 2023 increased $8 million over third quarter 2023, mostly due net asset gains of $6 million in fourth quarter 2023, which included a $9 million pre-tax gain on the sale of Nicolet’s member interest in UFS, LLC, partly offset by a $3 million loss on the sale of certain securities. Excluding the net asset gains (losses), noninterest income for fourth quarter 2023 was $18 million, a $2 million increase from third quarter 2023, mostly due to favorable changes in the fair value of nonqualified deferred compensation plan assets.

Noninterest expense of $50 million for fourth quarter 2023, increased $5 million over third quarter 2023. Personnel expense increased $3 million on higher health insurance and an increase in the fair value of nonqualified deferred compensation plan liabilities. Non-personnel expenses increased $2 million (7%) between the sequential quarters, mostly higher data processing (from the early contract termination charged noted above).

Income tax expense was $7 million (effective tax rate 18.06%) for fourth quarter 2023, compared to $15 million (effective tax rate 46.09%) for third quarter 2023. Third quarter 2023 income tax expense included a $9.1 million charge to income tax expense to establish a tax valuation allowance, partly offset by a $3.0 million reduction to income tax expense to reverse amounts recorded in the first half of 2023, both related to the Wisconsin tax law change noted above.

About Nicolet Bankshares, Inc.
Nicolet Bankshares, Inc. is the bank holding company of Nicolet National Bank, a growing, full-service, community bank providing services ranging from commercial, agricultural and consumer banking to wealth management and retirement plan services. Founded in Green Bay in 2000, Nicolet National Bank operates branches in Wisconsin, Michigan, and Minnesota. More information can be found at www.nicoletbank.com.

Use of Non-GAAP Financial Measures
This communication contains non-GAAP financial measures, such as non-GAAP adjusted net income, non-GAAP adjusted earnings per diluted common share, tangible book value per common share, return on average tangible common equity, and tangible common equity to tangible assets. Management believes such measures to be helpful to management, investors and others in understanding Nicolet’s results of operations or financial position. When non-GAAP financial measures are used, the comparable GAAP financial measures, as well as the reconciliation of the non-GAAP measures to the GAAP financial measures, are provided. See “Reconciliation of Non-GAAP Financial Measures (Unaudited)” below. The non-GAAP net income measure and related reconciliation provide information useful to investors in understanding the operating performance and trends of Nicolet and also aid investors in comparing Nicolet’s financial performance to the financial performance of peer banks. Management considers non-GAAP financial ratios to be critical metrics with which to analyze and evaluate financial condition and capital strengths. While non-GAAP financial measures are frequently used by stakeholders in the evaluation of a corporation, they have limitations as analytical tools and should not be considered in isolation or as a substitute for analyses of results as reported under GAAP.

Forward Looking Statements “Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995
Certain statements contained in this communication, which are not statements of historical fact, constitute “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act. Forward-looking statements generally can be identified by words or phrases such as, without limitation, “anticipate,” “believe,” “aim,” “can,” “conclude,” “continue,” “could,” “estimate,” “expect,” “foresee,” “goal,” “intend,” “may,” “might,” “outlook,” “possible,” “plan,” “predict,” “project,” “potential,” “seek,” “should,” “target,” “will,” “will likely,” “would,” or the negative of these terms or other comparable terminology, as well as similar expressions, and in this press release include our statements about our expected future effective tax rate.

Forward-looking statements are not historical facts but instead express only management’s beliefs regarding future results or events, many of which, by their nature, are inherently uncertain and outside of management’s control. It is possible that actual results and outcomes may differ, possibly materially, from the anticipated results or outcomes indicated in these forward-looking statements. Risks, uncertainties and other factors that could cause the actual results to differ materially from the statements, include, but are not limited to future legislative changes to the taxes imposed upon Nicolet, potential expansion into other jurisdictions that impose different or higher taxes and our ability to generate loans that qualify for the Wisconsin tax reduction / elimination. Additional factors which could affect the forward looking statements can be found in Nicolet’s 2022 Annual Report on Form 10-K, as well subsequent filings with the SEC and are available on the SEC’s website at www.sec.gov.

Any forward-looking statements included in this press release are made as of the date hereof and are based on information available to management at that time. Except as required by law, Nicolet disclaims any obligation to update or revise any forward-looking statement contained in this press release to reflect new information or events or circumstances that occur after the date the forward-looking statements were made.

Nicolet Bankshares, Inc.
Consolidated Balance Sheets (Unaudited)
(In thousands, except share data)	12/31/2023	9/30/2023	6/30/2023	3/31/2023	12/31/2022
Assets
Cash and due from banks	$129,898	$109,414	$122,021	$93,462	$121,211
Interest-earning deposits	361,533	436,466	383,185	20,718	33,512
Cash and cash equivalents	491,431	545,880	505,206	114,180	154,723
Certificates of deposit in other banks	6,374	7,598	9,808	11,293	12,518
Securities available for sale, at fair value	802,573	793,826	921,108	1,023,176	917,618
Securities held to maturity, at amortized cost	—	—	—	—	679,128
Other investments	57,560	58,367	57,578	57,482	65,286
Loans held for sale	4,160	6,500	3,849	4,962	1,482
Loans	6,353,942	6,239,257	6,222,776	6,223,732	6,180,499
Allowance for credit losses - loans	(63,610)	(63,160)	(62,811)	(62,412)	(61,829)
Loans, net	6,290,332	6,176,097	6,159,965	6,161,320	6,118,670
Premises and equipment, net	118,756	117,744	117,278	112,569	108,956
Bank owned life insurance (“BOLI”)	169,392	168,223	167,192	166,107	165,137
Goodwill and other intangibles, net	394,366	396,208	398,194	400,277	402,438
Accrued interest receivable and other assets	133,734	145,719	142,450	140,988	138,013
Total assets	$8,468,678	$8,416,162	$8,482,628	$8,192,354	$8,763,969

Liabilities and Stockholders' Equity
Liabilities:
Noninterest-bearing demand deposits	$1,958,709	$2,020,074	$2,059,939	$2,094,623	$2,361,816
Interest-bearing deposits	5,239,091	5,162,314	5,138,665	4,833,956	4,817,105
Total deposits	7,197,800	7,182,388	7,198,604	6,928,579	7,178,921
Short-term borrowings	—	—	50,000	50,000	317,000
Long-term borrowings	166,930	197,754	197,577	197,448	225,342
Accrued interest payable and other liabilities	64,941	61,559	58,809	54,535	70,177
Total liabilities	7,429,671	7,441,701	7,504,990	7,230,562	7,791,440
Stockholders' Equity:
Common stock	149	147	147	147	147
Additional paid-in capital	633,770	626,348	624,897	623,746	621,988
Retained earnings	458,261	431,317	417,863	398,966	407,864
Accumulated other comprehensive income (loss)	(53,173)	(83,351)	(65,269)	(61,067)	(57,470)
Total stockholders' equity	1,039,007	974,461	977,638	961,792	972,529
Total liabilities and stockholders' equity	$8,468,678	$8,416,162	$8,482,628	$8,192,354	$8,763,969

Common shares outstanding	14,894,209	14,757,565	14,717,938	14,698,265	14,690,614

Nicolet Bankshares, Inc.
Consolidated Statements of Income (Loss) (Unaudited)
	For the Three Months Ended					For the Years Ended
(In thousands, except per share data)	12/31/2023	9/30/2023	6/30/2023	3/31/2023	12/31/2022	12/31/2023	12/31/2022
Interest income:
Loans, including loan fees	$90,265	$87,657	$84,091	$79,142	$76,367	$341,155	$243,680
Taxable investment securities	4,737	4,351	4,133	4,961	5,771	18,182	21,383
Tax-exempt investment securities	1,394	1,424	1,476	1,737	1,915	6,031	4,418
Other interest income	7,149	6,452	2,357	1,536	1,703	17,494	4,437
Total interest income	103,545	99,884	92,057	87,376	85,756	382,862	273,918
Interest expense:
Deposits	36,583	34,964	29,340	24,937	12,512	125,824	21,752
Short-term borrowings	—	474	1,108	3,212	2,624	4,794	3,246
Long-term borrowings	2,680	2,972	2,570	2,506	2,528	10,728	8,959
Total interest expense	39,263	38,410	33,018	30,655	17,664	141,346	33,957
Net interest income	64,282	61,474	59,039	56,721	68,092	241,516	239,961
Provision for credit losses	1,000	450	450	3,090	1,850	4,990	11,500
Net interest income after provision for credit losses	63,282	61,024	58,589	53,631	66,242	236,526	228,461
Noninterest income:
Wealth management fee income	6,308	6,057	5,870	5,512	5,170	23,747	20,870
Mortgage income, net	1,856	2,020	1,822	1,466	1,311	7,164	8,497
Service charges on deposit accounts	1,475	1,492	1,529	1,480	1,502	5,976	6,104
Card interchange income	3,306	3,321	3,331	3,033	3,100	12,991	11,643
BOLI income	1,161	1,090	1,073	1,200	1,151	4,524	3,818
Asset gains (losses), net	5,947	31	(318)	(38,468)	260	(32,808)	3,130
Deferred compensation plan asset market valuations	949	(457)	499	946	314	1,937	(2,040)
LSR income, net	1,027	1,108	1,135	1,155	(324)	4,425	(1,366)
Other noninterest income	2,405	1,879	1,900	1,832	2,362	8,016	7,264
Total noninterest income	24,434	16,541	16,841	(21,844)	14,846	35,972	57,920
Noninterest expense:
Personnel expense	26,937	23,944	23,900	24,328	23,705	99,109	88,713
Occupancy, equipment and office	9,567	9,027	8,845	8,783	8,246	36,222	29,722
Business development and marketing	1,854	1,869	1,946	2,121	2,303	7,790	8,472
Data processing	7,043	4,643	4,218	3,988	3,871	19,892	14,518
Intangibles amortization	1,842	1,986	2,083	2,161	2,217	8,072	6,616
FDIC assessments	950	1,500	1,009	540	480	3,999	1,920
Merger-related expense	—	—	26	163	492	189	1,664
Other noninterest expense	2,103	2,769	2,930	2,791	2,675	10,593	9,019
Total noninterest expense	50,296	45,738	44,957	44,875	43,989	185,866	160,644
Income (loss) before income tax expense	37,420	31,827	30,473	(13,088)	37,099	86,632	125,737
Income tax expense (benefit)	6,759	14,669	7,878	(4,190)	9,498	25,116	31,477
Net income (loss)	$30,661	$17,158	$22,595	$(8,898)	$27,601	$61,516	$94,260
Earnings (loss) per common share:
Basic	$2.07	$1.16	$1.54	$(0.61)	$1.88	$4.17	$6.78
Diluted	$2.02	$1.14	$1.51	$(0.61)	$1.83	$4.08	$6.56
Common shares outstanding:
Basic weighted average	14,823	14,740	14,711	14,694	14,685	14,743	13,909
Diluted weighted average	15,142	15,100	14,960	14,694	15,110	15,071	14,375

Nicolet Bankshares, Inc.
Consolidated Financial Summary (Unaudited)
	For the Three Months Ended					For the Years Ended
(In thousands, except share & per share data)	12/31/2023	9/30/2023	6/30/2023	3/31/2023	12/31/2022	12/31/2023	12/31/2022
Selected Average Balances:
Loans	$6,263,971	$6,230,336	$6,237,757	$6,201,780	$6,087,146	$6,233,623	$5,255,646
Investment securities	897,437	962,607	1,068,144	1,508,535	1,701,531	1,107,105	1,619,272
Interest-earning assets	7,683,495	7,676,895	7,497,935	7,830,590	7,963,485	7,671,839	7,107,449
Cash and cash equivalents	558,473	513,250	203,883	127,726	179,381	352,458	281,849
Goodwill and other intangibles, net	395,158	397,052	399,080	401,212	403,243	398,106	361,471
Total assets	8,415,169	8,417,456	8,228,600	8,570,623	8,688,741	8,407,562	7,837,695
Deposits	7,189,650	7,156,577	6,941,037	7,060,262	7,222,415	7,087,427	6,613,924
Interest-bearing liabilities	5,358,445	5,385,292	5,212,285	5,391,107	5,262,278	5,336,825	4,776,924
Stockholders’ equity (common)	996,745	983,133	967,142	970,108	954,970	979,366	886,385
Selected Ratios: (1)
Book value per common share	$69.76	$66.03	$66.42	$65.44	$66.20	$69.76	$66.20
Tangible book value per common share (2)	$43.28	$39.18	$39.37	$38.20	$38.81	$43.28	$38.81
Return on average assets	1.45%	0.81%	1.10%	(0.42)%	1.26%	0.73%	1.20%
Return on average common equity	12.20	6.92	9.37	(3.72)	11.47	6.28	10.63
Return on average tangible common equity (2)	20.22	11.62	15.95	(6.34)	19.85	10.58	17.96
Average equity to average assets	11.84	11.68	11.75	11.32	10.99	11.65	11.31
Stockholders’ equity to assets	12.27	11.58	11.53	11.74	11.10	12.27	11.10
Tangible common equity to tangible assets (2)	7.98	7.21	7.17	7.21	6.82	7.98	6.82
Net interest margin	3.30	3.16	3.14	2.91	3.39	3.18	3.40
Efficiency ratio	60.41	58.27	58.60	60.69	52.79	59.50	54.15
Effective tax rate	18.06	46.09	25.85	32.01	25.60	28.99	25.03
Selected Asset Quality Information:
Nonaccrual loans	$26,625	$29,507	$25,278	$38,895	$38,080	$26,625	$38,080
Other real estate owned - closed branches	808	884	958	1,347	1,347	808	1,347
Other real estate owned	459	1,147	520	628	628	459	628
Nonperforming assets	$27,892	$31,538	$26,756	$40,870	$40,055	$27,892	$40,055
Net loan charge-offs (recoveries)	$550	$101	$51	$167	$597	$869	$730
Allowance for credit losses-loans to loans	1.00%	1.01%	1.01%	1.00%	1.00%	1.00%	1.00%
Net loan charge-offs to average loans (1)	0.03	0.01	0.01	0.01	0.04	0.01	0.01
Nonperforming loans to total loans	0.42	0.47	0.41	0.62	0.62	0.42	0.62
Nonperforming assets to total assets	0.33	0.37	0.32	0.50	0.46	0.33	0.46
Stock Repurchase Information:
Common stock repurchased (dollars) (3)	$—	$—	$1,519	$—	$786	$1,519	$61,483
Common stock repurchased (full shares) (3)	—	—	26,853	—	10,000	26,853	671,662
(1)Income statement-related ratios for partial-year periods are annualized.
(2)See Reconciliation of Non-GAAP Financial Measures below for a reconciliation of these financial measures.
(3)Reflects common stock repurchased under board of director authorizations for the common stock repurchase program.

Nicolet Bankshares, Inc.
Consolidated Loan & Deposit Metrics (Unaudited)
(In thousands)	12/31/2023	9/30/2023	6/30/2023	3/31/2023	12/31/2022
Period End Loan Composition
Commercial & industrial	$1,284,009	$1,237,789	$1,318,567	$1,330,052	$1,304,819
Owner-occupied commercial real estate (“CRE”)	956,594	971,397	969,202	969,064	954,599
Agricultural	1,161,531	1,108,261	1,068,999	1,065,909	1,088,607
Commercial	3,402,134	3,317,447	3,356,768	3,365,025	3,348,025
CRE investment	1,142,251	1,130,938	1,108,692	1,146,388	1,149,949
Construction & land development	310,110	326,747	337,389	333,370	318,600
Commercial real estate	1,452,361	1,457,685	1,446,081	1,479,758	1,468,549
Commercial-based loans	4,854,495	4,775,132	4,802,849	4,844,783	4,816,574
Residential construction	75,726	76,289	108,095	134,782	114,392
Residential first mortgage	1,167,109	1,136,748	1,072,609	1,014,166	1,016,935
Residential junior mortgage	200,884	195,432	184,873	177,026	177,332
Residential real estate	1,443,719	1,408,469	1,365,577	1,325,974	1,308,659
Retail & other	55,728	55,656	54,350	52,975	55,266
Retail-based loans	1,499,447	1,464,125	1,419,927	1,378,949	1,363,925
Total loans	$6,353,942	$6,239,257	$6,222,776	$6,223,732	$6,180,499

Period End Deposit Composition
Noninterest-bearing demand	$1,958,709	$2,020,074	$2,059,939	$2,094,623	$2,361,816
Interest-bearing demand	1,055,520	955,746	1,030,919	1,138,415	1,279,850
Money market	1,891,287	1,933,227	1,835,523	1,886,879	1,707,619
Savings	768,401	789,045	821,803	865,824	931,417
Time	1,523,883	1,484,296	1,450,420	942,838	898,219
Total deposits	$7,197,800	$7,182,388	$7,198,604	$6,928,579	$7,178,921
Brokered transaction accounts	$166,861	$146,517	$173,107	$233,393	$252,829
Brokered time deposits	448,582	457,433	566,405	289,181	339,066
Total brokered deposits	$615,443	$603,950	$739,512	$522,574	$591,895
Customer transaction accounts	$5,507,056	$5,551,575	$5,575,077	$5,752,348	$6,027,873
Customer time deposits	1,075,301	1,026,863	884,015	653,657	559,153
Total customer deposits (core)	$6,582,357	$6,578,438	$6,459,092	$6,406,005	$6,587,026

Nicolet Bankshares, Inc.
Net Interest Income and Net Interest Margin Analysis (Unaudited)

	For the Three Months Ended
	December 31, 2023			September 30, 2023			December 31, 2022
	Average		Average	Average		Average	Average		Average
(In thousands)	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
ASSETS
Total loans (1) (2)	$6,263,971	$90,313	5.66%	$6,230,336	$87,701	5.54%	$6,087,146	$76,406	4.93%
Investment securities (2)	897,437	6,567	2.93%	962,607	6,235	2.59%	1,701,531	8,302	1.95%
Other interest-earning assets	522,087	7,149	5.37%	483,952	6,452	5.23%	174,808	1,703	3.85%
Total interest-earning assets	7,683,495	$104,029	5.32%	7,676,895	$100,388	5.15%	7,963,485	$86,411	4.27%
Other assets, net	731,674			740,561			725,256
Total assets	$8,415,169			$8,417,456			$8,688,741
LIABILITIES AND STOCKHOLDERS' EQUITY
Interest-bearing core deposits	$4,570,493	$29,730	2.58%	$4,491,858	$27,628	2.44%	$4,175,671	$8,477	0.81%
Brokered deposits	601,379	6,853	4.52%	651,745	7,336	4.47%	611,226	4,035	2.62%
Total interest-bearing deposits	5,171,872	36,583	2.81%	5,143,603	34,964	2.70%	4,786,897	12,512	1.04%
Wholesale funding	186,573	2,680	5.62%	241,689	3,446	5.58%	475,381	5,152	4.27%
Total interest-bearing liabilities	5,358,445	$39,263	2.90%	5,385,292	$38,410	2.83%	5,262,278	$17,664	1.33%
Noninterest-bearing demand deposits	2,017,778			2,012,974			2,435,518
Other liabilities	42,201			36,057			35,975
Stockholders' equity	996,745			983,133			954,970
Total liabilities and stockholders' equity	$8,415,169			$8,417,456			$8,688,741
Net interest income and rate spread		$64,766	2.42%		$61,978	2.32%		$68,747	2.94%
Net interest margin			3.30%			3.16%			3.39%
Loan purchase accounting accretion (3)		$1,587	0.10%		$1,637	0.10%		$1,935	0.09%

	For the Years Ended
	December 31, 2023			December 31, 2022
	Average		Average	Average		Average
(In thousands)	Balance	Interest	Rate	Balance	Interest	Rate
ASSETS
Total loans (1) (2)	$6,233,623	$341,332	5.48%	$5,255,646	$243,819	4.64%
Investment securities (2)	1,107,105	26,142	2.36%	1,619,272	27,575	1.70%
Other interest-earning assets	331,111	17,494	5.28%	232,531	4,437	1.91%
Total interest-earning assets	7,671,839	$384,968	5.02%	7,107,449	$275,831	3.88%
Other assets, net	735,723			730,246
Total assets	$8,407,562			$7,837,695
LIABILITIES AND STOCKHOLDERS' EQUITY
Interest-bearing core deposits	$4,417,426	$99,673	2.26%	$3,987,201	$15,324	0.38%
Brokered deposits	615,209	26,151	4.25%	490,871	6,428	1.31%
Total interest-bearing deposits	5,032,635	125,824	2.50%	4,478,072	21,752	0.49%
Wholesale funding	304,190	15,522	5.10%	298,852	12,205	4.08%
Total interest-bearing liabilities	5,336,825	$141,346	2.65%	4,776,924	$33,957	0.71%
Noninterest-bearing demand deposits	2,054,792			2,135,852
Other liabilities	36,579			38,534
Stockholders' equity	979,366			886,385
Total liabilities and stockholders' equity	$8,407,562			$7,837,695
Net interest income and rate spread		$243,622	2.37%		$241,874	3.17%
Net interest margin			3.18%			3.40%
Loan purchase accounting accretion (3)		$6,496	0.10%		$4,572	0.06%
(1) Nonaccrual loans and loans held for sale are included in the daily average loan balances outstanding.
(2) The yield on tax-exempt loans and tax-exempt investment securities is computed on a tax-equivalent basis using a federal tax rate of 21%, and adjusted for the disallowance of interest expense.
(3) Loan purchase accounting accretion included in Total loans above, and the related impact to net interest margin.

Nicolet Bankshares, Inc.
Reconciliation of Non-GAAP Financial Measures (Unaudited)
	For the Three Months Ended					For the Years Ended
(In thousands, except per share data)	12/31/2023	9/30/2023	6/30/2023	3/31/2023	12/31/2022	12/31/2023	12/31/2022
Adjusted net income (loss) reconciliation: (1)
Net income (loss) (GAAP)	$30,661	$17,158	$22,595	$(8,898)	$27,601	$61,516	$94,260
Adjustments:
Provision expense (2)	—	—	—	2,340	—	2,340	8,000
Assets (gains) losses, net	(5,947)	(31)	318	38,468	(260)	32,808	(3,130)
Merger-related expense	—	—	26	163	492	189	1,664
Contract termination charge	2,689	—	—	—	—	2,689	—
Adjustments subtotal	(3,258)	(31)	344	40,971	232	38,026	6,534
Tax on Adjustments (3)	(635)	(6)	86	10,243	58	7,415	1,634
Tax - Wisconsin Tax Law Change (4)	—	6,151	—	—	—	9,118	—
Adjusted net income (Non-GAAP)	$28,038	$23,284	$22,853	$21,830	$27,775	$101,245	$99,161
Diluted earnings (loss) per common share:
Diluted earnings (loss) per common share (GAAP)	$2.02	$1.14	$1.51	$(0.61)	$1.83	$4.08	$6.56
Adjusted Diluted earnings per common share (Non-GAAP)	$1.85	$1.54	$1.53	$1.45	$1.84	$6.72	$6.90
Tangible assets: (5)
Total assets	$8,468,678	$8,416,162	$8,482,628	$8,192,354	$8,763,969
Goodwill and other intangibles, net	394,366	396,208	398,194	400,277	402,438
Tangible assets	$8,074,312	$8,019,954	$8,084,434	$7,792,077	$8,361,531
Tangible common equity: (5)
Stockholders’ equity (common)	$1,039,007	$974,461	$977,638	$961,792	$972,529
Goodwill and other intangibles, net	394,366	396,208	398,194	400,277	402,438
Tangible common equity	$644,641	$578,253	$579,444	$561,515	$570,091
Tangible average common equity: (5)
Average stockholders’ equity (common)	$996,745	$983,133	$967,142	$970,108	$954,970	$979,366	$886,385
Average goodwill and other intangibles, net	395,158	397,052	399,080	401,212	403,243	398,106	361,471
Average tangible common equity	$601,587	$586,081	$568,062	$568,896	$551,727	$581,260	$524,914
Note: Numbers may not sum due to rounding.
(1)The adjusted net income measure and related reconciliation provide information useful to investors in understanding the operating performance and trends of Nicolet and also to aid investors in the comparison of Nicolet’s financial performance to the financial performance of peer banks.
(2)Provision expense for 2023 is attributable to the expected loss on a bank subordinated debt investment, and the provision expense for 2022 is attributable to the Day 2 allowance from the acquisition of Charter Bankshares, Inc.
(3)The effective tax rate for periods prior to the July 1, 2023, effective date of the Wisconsin tax law change assumed an effective tax rate of 25%, and periods subsequent to the effective date assumed an effective tax rate of 19.5%.
(4)The adjusted net income reconciliation for first and second quarter 2023 is as originally reported, and has not been restated to reflect the $3 million excess tax expense of those quarters that was subsequently reversed in third quarter 2023 due to the Wisconsin tax law change. Thus, the adjusted net income reconciliation for the quarters of 2023 will not sum to the full year impact.
(5)The ratios of tangible book value per common share, return on average tangible common equity, and tangible common equity to tangible assets exclude goodwill and other intangibles, net. These financial ratios have been included as they are considered to be critical metrics with which to analyze and evaluate financial condition and capital strength.